EXHIBIT 31.5
CERTIFICATIONS
I, Henning Kornbrekke, certify that:
1.	I have reviewed this report on Form 10-K/A of Gibraltar Industries, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Omitted;

4.	Omitted; and

5.	Omitted.
Date:  September 30, 2008

/s/ Henning Kornbrekke
Henning Kornbrekke
President and Chief Operating Officer

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